Exhibit 31.2

I, Stephen P. Earhart, the CFO of SSA Global Technologies, Inc. (the “Registrant”), certify that:

1.               I have reviewed this amended annual report on Form 10-K/A of the Registrant;

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: November 21, 2005	By:	/s/ STEPHEN P. EARHART
Name: Stephen P. Earhart
Title: Executive Vice President
and Chief Financial Officer